EXHIBIT 99.1

Pike Electric Corporation Reports Fourth Quarter and Full Year 2013 Results

MOUNT AIRY, N.C., Sept. 3, 2013 (GLOBE NEWSWIRE) -- Pike Electric Corporation (NYSE:PIKE), one of the nation's leading energy solutions providers, today reported fiscal fourth quarter and full year 2013 results for the period ended June 30, 2013.

  Record full year revenue of $918.7 million, up 34% over the prior year and $191.2 million higher than prior record;
  Second consecutive record core revenue of $751.4 million, up 22% over the prior year;
  Second largest storm year on record, totaling $167.3 million;
  Record full year net income of $36.2 million, up 232% over the prior year; and,
  Expanded gross profit margin by 260 basis points to 16.0% in fiscal year 2013, the second consecutive annual increase 200 basis points or more.

Total revenue in the fourth quarter 2013 was $200.2 million, up 12% compared to $178.6 million in the year-ago period. Net income in the fourth quarter 2013 totaled $0.6 million, or $0.02 per diluted share, which included fees and expenses of $2.9 million (pre-tax), or $0.07 per diluted share, related to the secondary equity offering and concurrent share repurchase completed in May 2013. Most of these fees were non-deductible for income tax purposes. In the year-ago period, net income totaled $1.4 million, or $0.04 per diluted share.

Total revenue in the fiscal fourth quarter 2013 included storm-related services of $8.7 million, compared to $7.6 million in the same quarter last year. Gross profit increased to $26.0 million, or 13.0% of revenue. In the year-ago period, gross profit totaled $21.9 million, or 12.3% of revenue. General and administrative expenses totaled $18.7 million, or 9.3% of revenue, compared  $18.1 million, or 10.1% of revenue, in the year-ago period.

"Our diversification strategy continues to serve us well. Organic year-over-year revenue growth in transmission construction totaled 44% this quarter, contributing to a record year of more than $100 million in that portion of our business," said J. Eric Pike, Chairman and CEO of Pike. "We are strongly positioned to benefit from the improving trends in our industry, including the ongoing recovery in distribution construction related to growth in the U.S. housing industry."

Construction revenue in the fiscal fourth quarter 2013 totaled $164.4 million, up 4% compared to $157.8 million in the year-ago period. Income from operations in the Construction segment totaled $9.0 million, compared to $4.3 million in the year-ago period. All Other Operations revenue in the fiscal fourth quarter 2013 totaled $35.8 million, up 72% compared to $20.8 million in the year-ago period. Income from operations in the All Other Operations segment totaled $(0.3) million, compared to $0.6 million in the year-ago period.

Full Year 2013

Total revenue for the fiscal year ended June 30, 2013 was a record $918.7 million, up 34% compared to $685.2 million in fiscal year 2012. Net income was a record $36.2 million, up 232% compared to $10.9 million in fiscal 2012. Earnings per diluted share totaled $1.03, up 232% compared to $0.31 per diluted share in fiscal year 2012. Earnings per diluted share included $0.10 of fees and expenses for the secondary equity offering and concurrent share repurchase completed during the year.

Core services revenue totaled a record $751.4 million, up 22% over last year's record $614.6 million. Revenue from storm-related services totaled $167.3 million, the second highest storm year in the Company's history. By comparison, storm-related revenue totaled $70.5 million in fiscal year 2012.

Gross profit totaled $147.2 million, up 61% from $91.7 million in fiscal year 2012. As a percent of revenue, gross margin totaled 16.0% this year, up 260 basis points compared to 13.4% last year. The gross margin improvement reflects the significant volume of storm activity in fiscal year 2013, plus year-over-year growth in all four categories of the Company's core services.

"By virtually every measure, fiscal 2013 was the best year in our Company's 69-year history. Core revenue increased 22% to $751.4 million, our second consecutive record year. Total revenue of $918.7 million was more than $191 million higher than our previous record. Excluding the 10-cents of secondary equity offering and other related costs we incurred, full year diluted earnings per share also exceeded the Company's previous record earnings performance," Mr. Pike remarked. "We also returned $75 million to shareholders through the combination of a special dividend in December 2012 and the share repurchase program we completed in May 2013."

Conference Call

The Company will host a conference call at 10:00 a.m. Eastern on Wednesday, September 4. The call can be accessed by dialing (888) 430-8694, or (719) 457-1512 for international callers. The confirmation code for the live call is 1761982. Interested parties may also listen to a simultaneous webcast via the "Investor Center" on the Company's website at www.pike.com.

A replay will be made available shortly after the live call is completed and can be accessed by dialing (858) 384-5517. The confirmation code for the replay is 1761982. The dial-in replay will remain available until midnight Eastern on September 11. An on-demand replay of the webcast will remain online for a limited time following the conclusion of the call.

About Pike Electric Corporation

Pike Electric Corporation is a leading provider of energy solutions to over 300 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include facilities planning and siting, permitting, engineering, design, installation, maintenance and repair of electric and communication infrastructure. Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Forward-Looking Statements

This press release and other statements we make from time to time in the future may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to our plans, objectives and future estimates. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of our Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three months ended June 30,		Twelve months ended June 30,

	2013	2012	2013	2012

Revenues	$ 200,188	$ 178,581	$ 918,691	$ 685,169
Cost of operations	174,173	156,697	771,475	593,478
Gross profit	26,015	21,884	147,216	91,691
General and administrative expenses	18,712	18,123	75,579	66,219
Secondary offering and other related costs	2,942	--	4,138	--
Gain on sale of property and equipment	(239)	(338)	(584)	(626)
Income from operations	4,600	4,099	68,083	26,098
Other expense (income):
Interest expense	1,698	1,287	7,384	7,304
Other, net	(97)	(36)	(127)	(63)
Total other expense, net	1,601	1,251	7,257	7,241
Income before income taxes	2,999	2,848	60,826	18,857
Income tax expense	2,383	1,484	24,633	7,974
Net income	$ 616	$ 1,364	$ 36,193	$ 10,883

Earnings per share:
Basic	$ 0.02	$ 0.04	$ 1.04	$ 0.31
Diluted	$ 0.02	$ 0.04	$ 1.03	$ 0.31

Shares used in computing earnings per share:
Basic	33,707	35,009	34,777	34,678
Diluted	34,289	35,251	35,057	35,111

Dividends per share:	$ --	$ --	$ 1.00	$ --

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2013	June 30, 2012
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 2,578	$ 1,601
Accounts receivable from customers, net	104,585	91,059
Costs and estimated earnings in excess of billings on uncompleted contracts	71,248	66,414
Inventories	14,396	15,348
Prepaid expenses and other	9,914	9,001
Deferred income taxes	8,720	9,722
Total current assets	211,441	193,145
Property and equipment, net	179,928	174,655
Goodwill	153,668	122,932
Other intangibles, net	74,841	43,617
Deferred loan costs, net	1,561	2,175
Other assets	2,335	1,624
Total assets	$ 623,774	$ 538,148

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 33,500	$ 26,206
Accrued compensation	30,468	28,703
Billings in excess of costs and estimated earnings on uncompleted contracts	6,235	5,318
Accrued expenses and other	5,908	7,551
Current portion of insurance and claim accruals	12,121	11,525
Total current liabilities	88,232	79,303
Revolving credit facility	221,000	123,000
Insurance and claim accruals, net of current portion	4,958	3,956
Deferred compensation, net of current portion	6,431	5,578
Deferred income taxes	58,402	46,749
Other liabilities	2,916	2,637
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.001 per share; 100,000 authorized shares; no shares issued and outstanding	--	--
Common stock, par value $0.001 per share; 100,000 authorized shares; 31,719 and 35,052 shares issued and outstanding at June 30, 2013 and June 30, 2012, respectively	6,424	6,428
Additional paid-in capital	176,988	173,060
Accumulated other comprehensive loss, net of taxes	(47)	--
Retained earnings	58,470	97,437
Total stockholders' equity	241,835	276,925
Total liabilities and stockholders' equity	$ 623,774	$ 538,148

PIKE ELECTRIC CORPORATION
SEGMENT RESULTS
(Unaudited)
(In thousands)

	Three months ended June 30,		Twelve months ended June 30,

	2013	2012	2013	2012
Construction
Core services	$ 156,032	$ 151,846	$ 605,666	$ 552,048
Less: Intersegment revenues	112	(1,670)	(657)	(8,066)
Core services, net	156,144	150,176	605,009	543,982
Storm restoration services	8,236	7,594	157,865	70,546
Revenues, net	164,380	157,770	762,874	614,528
Income from operations	8,995	4,337	69,148	25,885
Depreciation and amortization	8,855	9,384	36,162	37,463
Purchases of property and equipment	12,601	12,011	39,505	33,852

All Other Operations
Core services	$ 42,933	$ 25,511	$ 183,775	$ 78,602
Less: Intersegment revenues	(7,548)	(4,700)	(37,420)	(7,961)
Core services, net	35,385	20,811	146,355	70,641
Storm assessment and inspection services	423	--	9,462	--
Revenues, net	35,808	20,811	155,817	70,641
Income (loss) from operations	(253)	571	5,053	2,177
Depreciation and amortization	1,225	(31)	5,269	791
Purchases of property and equipment	161	--	850	--

Eliminations and Other Adjustments
Revenues	$ --	$ --	$ --	$ --
Loss from operations	(4,142)	(809)	(6,118)	(1,964)
Depreciation and amortization	--	--	--	--
Purchases of property and equipment	--	--	--	--

Total
Core services	$ 198,965	$ 177,357	$ 789,441	$ 630,650
Less: Intersegment revenues	(7,436)	(6,370)	(38,077)	(16,027)
Core services, net	191,529	170,987	751,364	614,623
Storm-related services	8,659	7,594	167,327	70,546
Revenues, net	200,188	178,581	918,691	685,169
Income from operations	4,600	4,099	68,083	26,098
Depreciation and amortization	10,080	9,353	41,431	38,254
Purchases of property and equipment	12,762	12,011	40,355	33,852

PIKE ELECTRIC CORPORATION
SUPPLEMENTAL REVENUE INFORMATION
(Unaudited)
(In thousands)

	Three months ended June 30,		Twelve months ended June 30,

	2013	2012	2013	2012
Construction Segment
Distribution and other	$ 112,337	$ 110,944	$ 449,196	$ 418,780
Transmission	31,242	21,717	101,524	72,536
Substation	12,565	17,515	54,289	52,666
Core services, net	$ 156,144	$ 150,176	$ 605,009	$ 543,982
Storm restoration services	8,236	7,594	157,865	70,546
Revenues, net	$ 164,380	$ 157,770	$ 762,874	$ 614,528

All Other Operations Segment
Core services, net	$ 35,385	$ 20,811	$ 146,355	$ 70,641
Storm assessment and inspection services	423	--	9,462	--
Revenues, net	$ 35,808	$ 20,811	$ 155,817	$ 70,641
CONTACT: Investor Relations Contact:
         Frank Milano
         (336) 719-4622
         IR@pike.com